UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 7, 2004

(Date of Earliest Event Reported: October 4, 2004)

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates Item 9.01 Financial Statements and Exhibits, of the Current Report of Edgewater Technology, Inc. (“Edgewater”) on Form 8-K filed with the Securities and Exchange Commission on October 7, 2004 to include the historical financial statements of Ranzal and Associates, Inc. (“Ranzal”) and the pro forma financial information required by Item 9.01 of Form 8-K with respect to Edgewater’s acquisition of substantially all of the assets of Ranzal on October 4, 2004.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial Statements of Business Acquired:

Audited financial statements of Ranzal for the year ended December 31, 2003 and related Independent Auditor’s Report thereon are included herein.

The Unaudited Balance Sheet as of October 3, 2004, Unaudited Statements of Income and Cash Flows for the nine months ended October 3, 2004 and Notes to Unaudited Financial Statements for Ranzal are included herein.

(b)          Pro Forma Financial Information:

The Unaudited Pro Forma Consolidated Balance Sheets as of October 3, 2004, the Unaudited Pro Forma Consolidated Statements of Operations and Cash Flows for the year ended December 31, 2003 and for the nine months ended October 3, 2004 and the Notes to Unaudited Pro Forma Consolidated Financial Statements are included herein.

(c)          Exhibits:

Exhibit 23.1            Consent of Independent Registered Public Accounting Firm.

Item 9.01(a) Financial Statements of Business Acquired – Audited Financial Statements

RANZAL AND ASSOCIATES, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Ranzal and Associates, Inc.:

We have audited the accompanying balance sheet of Ranzal and Associates, Inc. (the “Company”) as of December 31, 2003, and the related statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Ranzal and Associates, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the financial statements, on October 4, 2004, the Company agreed to be acquired by Edgewater Technology, Inc.

/s/ DELOITTE & TOUCHE LLP

December 3, 2004
Boston, Massachusetts

RANZAL AND ASSOCIATES, INC.

BALANCE SHEET

DECEMBER 31, 2003

 (Amounts in Thousands, Except Share Data)

ASSETS
Current assets:
Cash and cash equivalents	$632
Accounts receivable, net of allowance for doubtful accounts of $10	885
Prepaid expenses and other current assets	36
Total current assets	1,553

Property and equipment, net	148
Other assets	43

Total assets	$1,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17
Accrued expenses and other current liabilities	43
Customer deposits	32
Total current liabilities	92

Commitments and contingencies (Note 5)

Stockholders’ equity:
Common stock, no par value; 200 shares authorized; 100 shares issued and outstanding at December 31, 2003	2
Retained earnings	1,650
Total stockholders’ equity	1,652

Total liabilities and stockholders’ equity	$1,744

See accompanying notes to financial statements.

RANZAL AND ASSOCIATES, INC.

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

(Amounts in Thousands)

Service revenues	$6,775
Cost of revenues	3,376
Gross profit	3,399

Operating expenses:
Selling, general and administrative	2,563
Depreciation and amortization	67
Total operating expenses	2,630

Operating profit	769

Other (income) expense:
Loss on sale of property and equipment	22
Interest expense	41
Interest and other income	(8)
Total other (income) expense	55

Net income	$714

Pro forma net income:
Net income as reported	$714
Pro forma provision for income taxes (Note 2)	285
Pro forma net income	$429

See accompanying notes to financial statements.

RANZAL AND ASSOCIATES, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2003

 (Amounts in Thousands, Except Share Data)

	Common Stock		Retained Earnings	Total Stockholders’ Equity
	Shares	Amount

Balance, January 1, 2003	100	$2	$1,415	$1,417

Distributions to stockholders	—	—	(479)	(479)

Net income	—	—	714	714

Balance, December 31, 2003	100	$2	$1,650	$1,652

See accompanying notes to financial statements.

RANZAL AND ASSOCIATES, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2003

 (Amounts in Thousands)

Cash Flows from Operating Activities:
Net income	$714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67
Provision for doubtful accounts	10
Loss on sale of property and equipment	22
Changes in operating accounts:
Accounts receivable	290
Prepaid expenses and other current assets	(31)
Other assets	(28)
Accounts payable	(43)
Accrued expenses and other current liabilities	6
Customer deposits	31
Net cash provided by operating activities	1,038

Cash Flows from Investing Activities:
Purchases of property and equipment	(51)
Proceeds from sale of property and equipment	1
Net cash used in investing activities	(50)

Cash Flows from Financing Activities:
Principal payments on notes payable – stockholders	(900)
Distributions to stockholders	(479)
Net cash used in financing activities	(1,379)

Net decrease in cash and cash equivalents	(391)
Cash and cash equivalents, beginning of year	1,023

Cash and cash equivalents, end of year	$632

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$41

See accompanying notes to financial statements.

RANZAL AND ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003

1.              BASIS OF PRESENTATION AND NATURE OF BUSINESS

Ranzal and Associates, Inc. (the “Company”) was incorporated in the State of New York on March 18, 1996.  The Company specializes in combining strategic consulting and technical knowledge to develop and implement business intelligence (“BI”) and business performance management (“BPM”) solutions for all types of businesses.  While the Company’s client base is diversified across a variety of industries, the Company is especially adept at implementing and integrating Hyperion TM software in healthcare, manufacturing/consumer goods, professional services and financial services organizations.

Headquartered in White Plains, New York, the Company employed approximately 23 technical consultants and conducted business operations in New York, Florida, Massachusetts and North Carolina.

As discussed in Note 8 to the financial statements, on October 4, 2004, the Company agreed to be acquired by Edgewater Technology, Inc.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates – The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.  These accounting principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  The estimates, judgments and assumptions used in preparing the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements.  Although the Company regularly assesses the estimates, judgments and assumptions used in preparing these financial statements, actual results could differ from those estimates.  Changes in estimates are recorded in the period in which they become known.

Revenue Recognition – The majority of the Company’s revenue is derived from time and material contracts.  Revenue under time and material contracts is generally recognized as services are rendered and performed at contractually agreed upon rates, provided that no significant performance obligations remain and the collection of the receivable is probable.  Additionally, reimbursement received for certain out-of-pocket expenses is recorded as revenue.  For the year ended December 31, 2003, these revenues totaled approximately $749 thousand.

Included in accounts receivable are unbilled amounts totaling approximately $26 thousand at December 31, 2003, which relate to services performed during the year and billed in the subsequent period.

Cost of Services – Expenses included in the cost of services section of the Company’s financial statements include payroll and related benefits attributable to the Company’s consultants, costs of purchased software and reimbursable customer expenses.

Cash and Cash Equivalents – All highly liquid investments with remaining maturities of three months or less at the date of purchase are considered cash equivalents.  The cash and cash equivalents balance consists of deposits and repurchase agreements, which are held with a large U.S. commercial bank.

Concentration of Credit Risk and Major Customer Information – Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.  At December 31, 2003, the Company had cash balances at a financial institution in excess of federally insured limits; however, management does not believe that the Company is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.  As of December 31, 2003, two customers accounted for 12% and 10% of the Company’s accounts receivable balance, respectively.  During the year ended December 31, 2003, two customers accounted for 16% and 10% of the Company’s revenue, respectively.  To manage accounts receivable risk, the Company maintains allowances which management believes are adequate to absorb any possible losses to be incurred related to possible credit losses.

Property and Equipment – Property and equipment are stated at cost, net of accumulated depreciation and amortization.  Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, which range from three to seven years (or life of lease, if less).  Capital improvements that extend the lives of the assets are capitalized, while repairs and maintenance costs are expensed as incurred.

Income Taxes – The Company, in accordance with guidelines and regulations contained in the Internal Revenue Code, has elected to be treated as an S Corporation for federal and state income tax purposes.  All profits, losses, and other items incurred from the operations of the Company are allocated to the stockholders according to their proportionate ownership of Company stock.  Accordingly, the Company’s financial statements do not contain any provision for federal or state income taxes as of December 31, 2003.

If the Company was not treated as an S Corporation for federal and state income tax purposes, pro forma income tax expense would have been approximately $285 thousand for the year ended December 31, 2003, assuming a statutory effective income tax rate of 40%.

Comprehensive Income – Comprehensive income is defined as the change in net assets of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. As the Company had no components of other comprehensive income, reported net income is the same as comprehensive income.

Segment Information – The Company engages in business activities under one operating segment, which combines strategic consulting and technical knowledge to develop and implement BI and BPM solutions.

3.              PROPERTY AND EQUIPMENT

Components of property and equipment consisted of the following as of December 31, 2003:

(In Thousands)

Computer equipment and software	$187

Furniture, fixtures and equipment	120

Leasehold improvements	6

313

Less accumulated depreciation and amortization	(165)

Net property and equipment	$148

Depreciation and amortization expense related to property and equipment for the year ended December 31, 2003 totaled approximately $67 thousand.  As of December 31, 2003, the Company did not have any equipment under capital leases.

4.              RELATED PARTY TRANSACTIONS

In January 1999, the Company entered into internal unsecured note arrangements (the “Notes”) with the stockholders of the Company.  The Notes, payable upon demand, accrued interest at 9.0% per year.  During the year ended December 31, 2003, the Company made payments totaling $900 thousand, representing the entire outstanding principal balance of the Notes to the stockholders.  For the year ended December 31, 2003, interest expense related to the Notes totaled $41 thousand.

During the year ended December 31, 2003, the Company made payments to the stockholders of the Company totaling $11 thousand related to the use of a portion of their residences as Company office space.

During 2003, the Company made $479 thousand in distributions to its stockholders, which were allocated based upon the stockholders’ respective ownership percentage of the Company.

5.              COMMITMENTS AND CONTINGENCIES

Operating Leases – The Company leases office space under non-cancelable operating lease agreements expiring through 2008.  Annual future minimum lease payments required under operating leases, as of December 31, 2003, are as follows:

Fiscal Years	Amount
(In thousands)

2004	$98

2005	73

2006	69

2007	70

2008	53

Total future operating lease payments	$363

Rent expense for the year ended December 31, 2003 totaled approximately $113 thousand.

Legal Proceedings - In October 2001, the Company, in connection with a bankruptcy filing by one if its customers, joined a class of creditors seeking to recover payment for consulting services provided to the customer.    This claim, totaling approximately $67 thousand, continues to be pursued by the Company.

Directly related to the bankruptcy filing, the Company has received notice that certain payments for consulting services received from the customer, totaling approximately $25 thousand, have been deemed to be preferential payments. The courts are seeking a return of these monies from the Company as they were received within 90 days of the customer’s bankruptcy filing.  The Company’s management believes that these payments were made in the ordinary course of business and is vigorously contesting the demand for return of any monies.   The Company continues to contest this notice and has not recorded any associated liability.

6.              STOCKHOLDERS’ EQUITY

Common Stock – As of December 31, 2003, the Company has authorized 200 shares of common stock (the “Shares”), no par value, of which 100 Shares were issued and outstanding.

In April 2000, the stockholders of the Company entered into a Buy-Sell Agreement (the “Agreement”) restricting the transfer of issued and outstanding Shares and to provide for their orderly transfer in the event of the disposition of Shares, or in the event of the death of a stockholder.  No stockholder can assign, encumber, pledge, transfer, or otherwise dispose of any Shares, except pursuant to the terms of the Agreement.

The Company does not maintain any stock option plans.

7.              PROFESSIONAL EMPLOYER ORGANIZATION AGREEMENT

The Company uses a professional employer organization, Gevity, to manage its human resources.  The agreement with Gevity establishes a relationship among the Company, Gevity and the employee.  Among the services offered by Gevity to Company employees is a 401(k) plan.  The Company’s employees have the option of participating in the 401(k) plan.  The Company makes matching contributions.  During the year ended December 31, 2003, the Company provided matching contributions of approximately $143 thousand.

8.              SUBSEQUENT EVENTS

On October 4, 2004, the Company and its stockholders entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with Edgewater Technology-Ranzal, Inc., a wholly owned subsidiary of Edgewater Technology, Inc. (“Edgewater”), providing for the acquisition of substantially all of the assets of the Company, its operations, and its business related to the development of business intelligence and business performance management solutions, with an initial upfront payment at closing of approximately $5.2 million in cash.  In addition to the initial cash consideration, the Purchase Agreement also includes language for specific earnout consideration which is scheduled, upon the attainment of certain performance measurements, to be paid out over the next twelve to eighteen months.  The Company could receive an additional amount of approximately $3.0 million in potential earnout consideration.

Item 9.01(a) Financial Statements of Business Acquired – Unaudited Financial Statements

RANZAL AND ASSOCIATES, INC.

UNAUDITED BALANCE SHEET

(Amounts in Thousands, Except Share Data)

	October 3, 2004	December 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$1,301	$632
Accounts receivable, net of allowance for doubtful accounts of $10 as of October 3, 2004 and December 31, 2003, respectively	1,778	885
Prepaid expenses and other current assets	38	36
Total current assets	3,117	1,553

Property and equipment, net	141	148
Other assets	20	43

Total assets	$3,278	$1,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23	$17
Accrued expenses and other current liabilities	184	43
Customer deposits	32	32
Total current liabilities	239	92

Commitments and contingencies (Note 5)

Stockholders’ equity:
Common stock, no par value; 200 shares authorized; 100 shares issued and outstanding at October 3, 2004 and December 31, 2003, respectively	2	2
Retained earnings	3,037	1,650
Total stockholders’ equity	3,039	1,652

Total liabilities and stockholders’ equity	$3,278	$1,744

Note:  The balance sheet date at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes to unaudited financial statements.

RANZAL AND ASSOCIATES, INC.

UNAUDITED STATEMENTS OF INCOME

(Amounts in thousands)

	For the Nine Months Ended
	October 3, 2004	September 30, 2003

Service revenues	$6,421	$5,259
Cost of revenues	2,981	2,421
Gross profit	3,440	2,838

Operating expenses:
Selling, general and administrative	2,012	1,820
Depreciation and amortization	43	50
Total operating expenses	2,055	1,870

Operating profit	1,385	968

Other (income) expense:
Interest expense	—	41
Interest and other income	(2)	(6)
Total other (income) expense	(2)	35

Net income	$1,387	$933

Pro forma net income:
Net income as reported	$1,387	$933
Pro forma provision for income taxes (Note 2)	555	373
Pro forma net income	$832	$560

See accompanying notes to unaudited financial statements.

RANZAL AND ASSOCIATES, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	For the Nine Months Ended
	October 3, 2004	September 30, 2003

Cash Flows from Operating Activities:
Net income	$1,387	$933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43	50
Changes in operating accounts:
Accounts receivable	(893)	510
Prepaid expenses and other current assets	(2)	(24)
Other assets	23	(18)
Accounts payable	6	(22)
Accrued expenses and other current liabilities	141	23
Customer deposits	—	6
Net cash provided by operating activities	705	1,458

Cash Flows from Investing Activities:
Purchases of property and equipment	(36)	(35)
Net cash used in investing activities	(36)	(35)

Cash Flows from Financing Activities:
Principal payments on notes payable – stockholders	—	(750)
Distributions to stockholders	—	(616)
Net cash used in financing activities	—	(1,366)

Net increase in cash and cash equivalents	669	57
Cash and cash equivalents, beginning of period	632	1,023

Cash and cash equivalents, end of period	$1,301	$1,080

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$—	$41

See accompanying notes to financial statements.

RANZAL AND ASSOCIATES, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

October 3, 2004 and September 30, 2003

1.              BASIS OF PRESENTATION AND NATURE OF BUSINESS

Ranzal and Associates, Inc. (the “Company”) was incorporated in the State of New York on March 18, 1996.  The Company specializes in combining strategic consulting and technical knowledge to develop and implement business intelligence (“BI”) and business performance management (“BPM”) solutions for all types of businesses.  While the Company’s client base is diversified across a variety of industries, the Company is especially adept at implementing and integrating Hyperion TM software in healthcare, manufacturing/consumer goods, professional services and financial services organizations.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments, consisting of normal recurring accruals, which are considered necessary for fair presentation, have been included.  Operating results for the nine month periods ended October 3, 2004 and September 30, 2003 are not necessarily indicative of the results that may be expected for the three month period ended December 31, 2004.  For further information, you should refer to the audited financial statements and accompanying notes included in this Current Report on Form 8-K.

As discussed in Note 7 to the financial statements, on October 4, 2004, the Company agreed to be acquired by Edgewater Technology, Inc.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates – The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.  These accounting principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  The estimates, judgments and assumptions used in preparing the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements.  Although the Company regularly assesses the estimates, judgments and assumptions used in preparing these financial statements, actual results could differ from those estimates.  Changes in estimates are recorded in the period in which they become known.

Revenue Recognition – The majority of the Company’s revenue is derived from time and material contracts.  Revenue under time and material contracts is generally recognized as services are rendered and performed at contractually agreed upon rates, provided that no significant performance obligations remain and the collection of the receivable is probable.  Additionally, reimbursement received for certain out-of-pocket expenses is recorded as revenue and not as a reduction of expenses.  This revenue and the related costs are recorded as incurred.  For the nine months ended October 3, 2004 and September 30, 2003, these amounts totaled approximately $699 thousand and $528 thousand, respectively.

Included in accounts receivable are unbilled amounts totaling approximately $230 thousand and $26 thousand on October 3, 2004 and December 31, 2003, respectively, which relate to services performed during the year and billed in the subsequent period.

Cash and Cash Equivalents - All highly liquid investments with remaining maturities of three months or less at the date of purchase are considered cash equivalents.  The cash and cash equivalents balance consists of deposits and repurchase agreements, which are held with a large U.S. commercial bank.

Concentration of Credit Risk and Major Customer Information- Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.  On October 3, 2004 and December 31, 2003, the Company had cash balances at a financial institution in excess of federally insured limits; however, management does not believe that the Company is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.  As of October 3, 2004, one customer accounted for 15% of the Company’s accounts receivable balance.  As of December 31, 2003, two customers accounted for 12% and 10% of the Company’s accounts receivable balance, respectively. During the nine month period ended October 3, 2004, one customer accounted for 14% of the Company’s revenues.  During the nine month period ended September 30, 2003, three customers accounted for 16%, 12% and 11% of the Company’s revenue, respectively.   To manage accounts receivable risk, the Company maintains allowances which management believes are adequate to absorb any possible losses to be incurred related to possible credit losses.

Income Taxes – The Company, in accordance with guidelines and regulations contained in the Internal Revenue Code, has elected to be treated as an S Corporation for federal and state income tax purposes.  All profits, losses, and other items incurred from the operations of the Company are allocated to the stockholders according to their proportionate ownership of Company stock.  Accordingly, the Company’s financial statements do not contain any provision for federal or state income taxes for the nine month periods ended October 3, 2004 and September 30, 2003.

If the Company was not treated as an S Corporation for federal and state income tax purposes, pro forma income tax expense would have been approximately $555 thousand and $373 thousand for the nine month periods ended October 3, 2004 and September 30, 2003, respectively, assuming a statutory effective income tax rate of 40%.

3.              PROPERTY AND EQUIPMENT

Components of property and equipment consisted of the following as of:

	October 3, 2004	December 31, 2003
	(In Thousands)

Computer equipment and software	$221	$187

Furniture, fixtures and equipment	122	120

Leasehold improvements	6	6

	349	313

Less accumulated depreciation and amortization	(208)	(165)

Net property and equipment	$141	$148

Depreciation and amortization expense related to property and equipment was $43 thousand and $50 thousand for the nine months ended October 3, 2004 and September 30, 2003, respectively.  As of October 3, 2004 and December 31, 2003, the Company did not have any equipment under capital leases.

4.              RELATED PARTY TRANSACTIONS

In January 1999, the Company entered into internal unsecured note arrangements (the “Notes”) with the stockholders of the Company.  The Notes, payable upon demand, accrued interest at 9.0% per year.  During the year ended December 31, 2003, the Company made payments totaling $900 thousand, representing the entire outstanding principal balance of the Notes to the stockholders.  There was no interest expense related to the Notes recorded during the nine month period ended October 3, 2004.  The Company recorded $41 thousand in interest expense during the nine month period ended September 30, 2003 related to the Notes.

During the nine month periods ended October 3, 2004 and September 30, 2003, the Company made payments to the stockholders of the Company totaling $9 thousand related to the use of a portion of their residences as Company office space.

There were no distributions made to the stockholders of the Company during the nine month period ended October 3, 2004.  During the nine month period ended September 30, 2003, the Company made $616 thousand in distributions to its stockholders, which were allocated based upon the stockholders’ respective ownership percentage of the Company.

5.              COMMITMENTS AND CONTINGENCIES

In October 2001, the Company, in connection with a bankruptcy filing by one if its customers, joined a class of creditors seeking to recover payment for consulting services provided to the customer.    This claim, totaling approximately $67 thousand, continues to be pursued by the Company.

Directly related to the bankruptcy filing, the Company has received notice that certain payments for consulting services received from the customer, totaling approximately $25 thousand, have been deemed to be preferential payments. The courts are seeking a return of these monies from the Company as they were received within 90 days of the customer’s bankruptcy filing.  The Company’s management believes that these payments were made in the ordinary course of business and is vigorously contesting the demand for return of any monies.   The Company continues to contest this notice and has not recorded any associated liability.

6.              PROFESSIONAL EMPLOYER ORGANIZATION AGREEMENT

The Company uses a professional employer organization, Gevity, to manage its human resources.  The agreement with Gevity establishes a relationship among the Company, Gevity and the employee.  Among the services offered by Gevity to Company employees is a 401(k) plan.  The Company’s employees have the option of participating in the 401(k) plan.  The Company makes matching contributions.  During the nine month periods ended October 3, 2004 and September 30, 2003, the Company provided matching contributions of approximately $78 thousand and $99 thousand, respectively.

7.              SUBSEQUENT EVENTS

On October 4, 2004, the Company and its stockholders entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with Edgewater Technology-Ranzal, Inc., a wholly owned subsidiary of Edgewater Technology, Inc. (“Edgewater”), providing for the acquisition of substantially all of the assets of the Company, its operations, and its business related to the development of business intelligence and business performance management solutions, with an initial upfront payment at closing of approximately $5.2 million in cash.  In addition to the initial cash consideration, the Purchase Agreement also includes language for specific earnout consideration which is scheduled, upon the attainment of certain performance measurements, to be paid out over the next twelve to eighteen months.  The Company could receive an additional amount of approximately $3.0 million in potential earnout consideration.

 Item 9.01(b) Unaudited Pro Forma Consolidated Financial Information.

On October 4, 2004, Edgewater completed its previously announced acquisition (the “Acquisition”) of substantially all of the assets of Ranzal, a New York corporation. The Acquisition will be recorded using the purchase method of accounting and, accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date.  Independent valuation specialists are currently conducting an independent valuation in order to assist management of the Company in determining the fair values of a significant portion of these assets.  The preliminary valuation work, as performed by the Company’s management and valuation specialists, was used to prepare the estimates of fair value reflected in these unaudited pro forma consolidated financial statements.  These amounts are subject to final adjustment based upon the final determination of these fair values by the independent valuation specialists.

The following unaudited pro forma consolidated financial information was derived from the historical consolidated financial statements of Edgewater and Ranzal. The following unaudited pro forma consolidated balance sheet as of September 30, 2004 and October 3, 2004 is presented as if the merger had occurred on September 30, 2004. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2004 and October 3, 2004 and for the year ended December 31, 2003 are presented as if the merger had occurred on January 1, 2003.

The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma consolidated financial statements do not purport to represent Edgewater’s results of operations or financial position that would have resulted had the transactions, to which pro forma effects are given, been consummated as of the date or for the periods indicated. The pro forma combined financial statements reflect preliminary estimates of the allocation of the purchase price for the Acquisition which estimates may be adjusted in the future.

There were no material differences between the accounting policies of Edgewater and Ranzal. Certain historical amounts of Ranzal have been reclassified to conform to the pro forma presentation. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma consolidated statements, as there were no transactions or balances between Edgewater and Ranzal.

The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Edgewater contained in its 2003 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 30, 2004, and the historical financial statements of Ranzal contained herein.

EDGEWATER TECHNOLOGY, INC.

UNAUDITIED PRO FORMA CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2004 Edgewater Historical	October 3, 2004 Ranzal Historical	(1) Pro Forma Adjustments		Edgewater Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$12,629	$1,301	$(5,546	)(a)	$7,083
			(1,301	)(b)
Marketable securities, current portion	26,790	—	—		26,790
Accounts receivable, net	3,315	1,778	—		5,093
Deferred income taxes, net	547	—	—		547
Income tax refund receivable	1,430	—	—		1,430
Prepaid expenses and other current assets	435	38	—		473
Total current assets	45,146	3,117	(6,847)		41,416

Marketable securities	1,830				1,830
Property and equipment, net	1,258	141	—		1,399
Goodwill, net	12,237	—	2,153	(d)	14,390
Intangible assets, net	587	—	1,600	(c)	2,187
Deferred income taxes, net	21,666	—	—		21,666
Other assets	45	20	—		65
Total assets	$82,769	$3,278	$(3,094)		$82,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,391	$207	$(23	)(b)	$1,575
Accruals related to discontinued operations	1,614	—	—		1,614
Accrued payroll and related liabilities	603	—	—		603
Other liabilities	38	32	(32	)(b)	38
Total current liabilities	3,646	239	(55)		3,830

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	297	2	(2	)(b)	297
Paid-in capital	217,545	—	—		217,545
Treasury stock	(141,910)	—	—		(141,910)
Deferred stock-based compensation	(503)	—	—		(503)
Retained earnings	3,694	3,037	(3,037	)(b)	3,694
Total stockholders’ equity	79,123	3,039	(3,039)		79,123
Total liabilities and stockholders’ equity	$82,769	$3,278	$(3,094)		$82,953

(1)  The letters refer to a description of the pro forma adjustments in Note 1.

See accompanying notes to unaudited pro forma consolidated financial information.

EDGEWATER TECHNOLOGY, INC.

UNAUDITIED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2004 and October 3, 2004

(In thousands, Except Per Share Data)

	September 30, 2004 Edgewater Historical	October 3, 2004 Ranzal Historical	(1) Pro Forma Adjustments		Edgewater Pro Forma

Service revenues	$17,453	$6,421	$—		$23,874
Cost of services	10,972	2,981	—		13,953
Gross profit	6,481	3,440	—		9,921

Operating expenses:
Selling, general and administrative	7,152	2,010	(613	)(f)	8,540
			(9	)(g)
Stock-based compensation	100	—	—		100
Depreciation and amortization	594	45	263	(e)	902
Total operating expenses	7,846	2,055	(359)		9,542

Operating (loss) income	(1,365)	1,385	359		379

Interest income and other, net	370	2	—		372

(Loss) income before taxes	(995)	1,387	359		751
Tax provision	—	—	52	(i)	52

Net (loss) income	$(995)	$1,387	$307		$699

Basic (loss) income per share:
Net (loss) income	$(0.09)				$0.06
Weighted average shares, basic	11,374				11,374

Diluted (loss) income per share:
Net (loss) income	$(0.09)				$0.06
Weighted average shares, diluted (2)	11,374				11,795

(1)   The letters refer to a description of the pro forma adjustments in Note 1.

(2)   The diluted (loss) income per share calculation for the nine month pro forma period presented above includes the effect of dilutive stock options as a result of positive pro forma net income.

See accompanying notes to unaudited pro forma consolidated financial information.

EDGEWATER TECHNOLOGY, INC.

UNAUDITIED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Twelve Months Ended December 31, 2003

(In thousands, Except Per Share Data)

	Edgewater Historical	Ranzal Historical	(1) Pro Forma Adjustments		Edgewater Pro Forma

Service revenues	$25,054	$6,775	$—		$31,829
Cost of services	13,540	3,376	—		16,916
Gross profit	11,514	3,399	—		14,913

Operating expenses:
Selling, general and administrative	10,015	2,563	(821	)(f)	11,746
			(11	)(g)
Stock-based compensation	65	—	—		65
Depreciation and amortization	948	67	350	(e)	1,365
Total operating expenses	11,028	2,630	(482)		13,176

Operating income	486	769	482		1,737

Interest income (expense) and other, net	455	(55)	41	(h)	441

Income before taxes and discontinued operations	941	714	523		2,178

Tax (benefit) provision	(1,053)	—	23	(i)	(1,030)

Income from continuing operations before discontinued operations	$1,994	$714	$500		$3,208

Basic income (loss) per share:
Continuing operations	$0.18				$0.28
Weighted average shares, basic	11,381				11,381

Diluted income (loss) per share:
Continuing operations	$0.17				$0.28
Weighted average shares, diluted	11,694				11,694

(1)  The letters refer to a description of the pro forma adjustments in Note 1.

See accompanying notes to unaudited pro forma consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1.              Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Ranzal’s net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to present salary and related benefit cost savings related to operational synergies, and to reflect the income tax effect related to the pro forma adjustments.

The following adjustments were applied to Edgewater’s historical financial statements and those of Ranzal to arrive at the pro forma consolidated financial information.

(a)   To record the payment of $5.5 million for the purchase of substantially all of the assets of Ranzal, plus related transaction costs.

(b)   To record the elimination of Ranzal assets, liabilities and equity balances not acquired according to the terms of the Asset Purchase Agreement.

(c)   To record the fair value of the intangible assets acquired.

(d)   To record the goodwill acquired, representing the residual purchase price after amounts are allocated to identified assets.

(e)   To record amortization of intangible assets acquired.

(f)    To record a reduction in administrative wages and related benefits due to decreased salaries and elimination of positions as a result of the acquisition.

(g)   To record the elimination of home office rent expense paid to stockholders of Ranzal.

(h)   To record the elimination of interest expense related to notes payable agreements with the stockholders of Ranzal.

(i)    To record apportioned state income tax provisions related to Ranzal generated taxable income in states which Edgewater does not have available net operating loss carry forwards to offset taxable income.

2.              Purchase Price Allocation

The purchase price of $5.5 million consists of $5.2 million for substantially all of the assets of Ranzal and $0.3 million in direct transaction costs.  The Acquisition was funded from Edgewater’s existing cash and marketable securities.

The purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed with the excess purchase price being allocated to goodwill under the assumption the acquisition of Ranzal was consummated on October 3, 2004.  The final purchase price allocation will differ from that presented below due to adjustments primarily for items such as additional transaction costs and ongoing evaluations of valuation allowances.  Other adjustments may also be necessary.

The components and preliminary allocation of the purchase price consisted of the following under the assumption the acquisition of Ranzal was consummated on October 3, 2004:

(In thousands)
Consideration and direct transaction costs:
Cash paid for assets, net	$5,236
Direct transaction costs	310
Total purchase price	$5,546

Allocation of purchase price:
Accounts receivable, net	$1,778
Prepaid expenses and other current assets	38
Other assets	20
Property and equipment, net	141
Accounts payable and accrued liabilities	(184)
Intangible assets	1,600
Goodwill	2,153
Total purchase price	$5,546

3.              Intangible Assets

For the purposes of preparing the unaudited pro forma consolidated financial statements, the identified intangible assets acquired of $1.6 million are amortized as follows and are presented as if the acquisition had occurred on January 1, 2003:

	Fair value	Useful life
	(In thousands)	(In years)
Customer relationships	$1,000	5
Non-compete agreements	500	5
Trade name and trademark	100	2
Total intangible asset value	$1,600

4.              Goodwill

Of the total purchase price, approximately $2.2 million has been allocated to goodwill.  Goodwill represents the excess purchase price over the fair value of the underlying net tangible and intangible assets acquired.  In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present).  In the event that the Company’s management determines that the value of the goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made.

Item 9.01(c) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 17, 2004

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Kevin R. Rhodes
Name: Kevin R. Rhodes
Title: Chief Financial Officer